UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
October 15, 2015 (October 13, 2015)

(Date of earliest event reported)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201
(Address of principal executive offices, including zip code)

(214) 716-2600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 13, 2015, the Board of Directors (the “Board”) of Breitling Energy Corporation (the “Company”) appointed Cesar A. Baez as a Director. Mr. Baez is currently President of YiP Television, a multicultural paid live TV (OTT) service targeting the immigrant community in the United States by offering live TV networks with relevant content from their country of origin. He also founded and was Managing Partner of Centinela Capital Partners, a $1 billion private equity fund of funds.

Mr. Baez has nearly three decades experience in private equity, asset management, media and investment banking. He was a former Partner and Principal of Hicks, Muse, Tate & Furst, where he co-founded the firm’s Latin America private equity investment initiative. Following his tenure at Hicks Muse, Baez co-founded and was Managing Partner of Momentum Media Capital, a New York City-based Investment firm that focused on Hispanic and ethnic media companies in the U.S. market. The Board has determined that Mr. Baez is independent of the Company, and has no relationship that may interfere with the exercise of his independent judgment. Mr. Baez was also appointed to the Audit Committee, the Governance and Nominating Committee and the Compensation Committee of the Board of Directors. He will initially serve as the Chairman of the Compensation Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

October 15, 2015	By:	/s/ Chris A. Faulkner
	Name:	Chris A. Faulkner
	Title:	President and Chief Executive Officer

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